Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO SECTION 906
 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Procyon Corporation (the "Company") on Form 10-K/A for the period ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, the undersigned Chief Executive Officer and Chief Financial Officer of the Company, do each certify, to our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: October 12, 2017

/s/ REGINA W. ANDERSON	/s/ JAMES B. ANDERSON
Regina W. Anderson, Chief Executive Officer	James B. Anderson, Chief Financial Officer